Exhibit 2.4

DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of December 31, 2021, Natwest Group plc (the “Company,” “NatWest Group,” “we,” “us” and “our”), formerly Royal Bank of Scotland Group plc, had the following series of securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
American Depositary Shares, each representing 2 ordinary shares, nominal value £1 per share	NWG	The New York Stock Exchange
Ordinary shares, nominal value £1 per share		The New York Stock Exchange*
Dollar Perpetual Regulatory Tier 1 Securities	NWGP1	The New York Stock Exchange
6.125% Subordinated Tier 2 Notes due 2022	NWG 22	The New York Stock Exchange
6.000% Subordinated Tier 2 Notes due 2023	NWG 23A	The New York Stock Exchange
6.100% Subordinated Tier 2 Notes due 2023	NWG 23	The New York Stock Exchange
Fixed-to-Fixed Reset Rates Subordinated Tier 2 Notes due 2029	NWG 29A	The New York Stock Exchange
Fixed-to-Fixed Reset Rates Subordinated Tier 2 Notes due 2035	NWG 35	The New York Stock Exchange
3.875% Senior Notes due 2023	NWG 23B	The New York Stock Exchange
3.498% Fixed Rate / Floating Rate Senior Notes due 2023	NWG 23D	The New York Stock Exchange
2.359% Senior Callable Fixed-to-Fixed Reset Rate Green Notes due 2024	NWG 24C	The New York Stock Exchange
4.519% Fixed Rate / Floating Rate Senior Notes due 2024	NWG 24A	The New York Stock Exchange
4.269% Fixed Rate / Floating Rate Senior Notes due 2025	NWG 25	The New York Stock Exchange
3.073% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028	NWG 28	The New York Stock Exchange
5.076% Fixed Rate / Floating Rate Senior Notes due 2030	NWG 30	The New York Stock Exchange
4.445% Fixed Rate / Floating Rate Senior Notes due 2030	NWG 30A	The New York Stock Exchange
Senior Floating Rate Notes due 2023	NWG 23C	The New York Stock Exchange
Senior Floating Rate Notes due 2024	NWG 24B	The New York Stock Exchange
5.125% Subordinated Tier 2 Notes due 2024	NWG 24	The New York Stock Exchange
4.892% Fixed Rate / Floating Rate Senior Notes due 2029	NWG 29	The New York Stock Exchange

1.642% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2027	NWG27	The New York Stock Exchange

*	Not for trading, but only in connection with the registration of American Depositary Shares representing such Ordinary Shares pursuant to the requirements of the Securities and Exchange Commission.

Capitalized terms used but not defined herein have the meanings given to them in NatWest Group’s annual report on Form 20-F for the fiscal year ended December 31, 2021.

ORDINARY SHARES

The following description of our ordinary shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by NatWest Group’s Articles of Association and by the Companies Act 1985 and the Companies Act 2006 and any other applicable English law concerning companies, as amended from time to time.

A copy of NatWest Group’s Articles of Association is filed as Exhibit 1.1 to our annual report on Form 20-F for the fiscal year ended December 31, 2021, incorporated by reference herein.

Share Capital

As at December 31, 2021, our allotted, called up and fully paid share capital was as follows.

(Title of each class)	(Number of outstanding shares)
Ordinary shares of £1 each	11,467,982,635
11% cumulative preference shares	240,686
5½% cumulative preference shares	242,454
Non-cumulative dollar preference shares, Series U	10,130

Voting Rights

Subject to any special rights or restrictions provided by the articles of association attaching to any shares or class of shares, on a show of hands every member who is present in person or by proxy shall have one vote (except that a proxy who is appointed by more than one member has one vote for and one vote against if the proxy has been instructed by one or more members to vote for the resolution and by one or more members to vote against the resolution), and on a poll every member who is present in person or by proxy shall have one vote for each 25 pence in nominal amount of shares held by him. Voting rights may not be exercised by a member who has been served with a restriction notice after failure to provide us with information concerning interests in shares to be provided under U.K. law.

Holders of non-cumulative preference shares are not entitled to attend or vote at any general meeting unless the business of the meeting includes the consideration of a resolution for the winding-up of NatWest Group or any resolution directly varying or abrogating the rights attached to any such shares and then in such case only to speak to and vote upon any such resolution. However, holders have the right to vote in respect of any matter when the dividend payable on their shares has not been declared in full for such number of dividend periods as the directors shall determine prior to the allotment thereof. Whenever a holder is entitled to vote at a general meeting, on a show of hands every shareholder who is present in person has one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes as may be determined by the directors prior to allotment.

Shareholders’ Meetings

The Board must call an annual general meeting in each period of six months beginning with the day following our accounting reference date. Other general meetings may be called by the directors whenever they think fit. The directors must also convene a meeting upon the request of shareholders holding not less than 5% of our paid-up capital carrying voting rights at general meetings of shareholders. A request for a general meeting of shareholders must state the general nature of the business to be dealt with at the meeting, and must be signed by the requesting shareholders and deposited at our registered office or an address specified by us for the purpose. If our directors fail to give notice of such meeting to shareholders within 21 days from receipt of notice (the meeting in question to be held on a date not more than 28 days after the date of the notice convening the meeting), the shareholders that requested the general meeting, or any of them representing more than one-half of the total voting rights of all shareholders that requested the meeting, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months. Any such meeting must be convened in the same manner, as nearly as possible, as that in which meetings are to be convened by our directors.

We must give at least 21 days’ notice of a general meeting but, in the case of any general meeting other than an annual general meeting, the Companies Act 2006 (the “2006 Act”) allows us to use a shorter notice period of 14 days provided that certain conditions are met, including the passing of an appropriate resolution at an annual general meeting. Notice shall be given to the auditors and to every member of NatWest Group, other than those who are not entitled to receive such notice under the provisions of the articles of association.

We may not hold an annual or general meeting at short notice other than in relation to a general meeting that is adjourned.

The notice calling a general meeting must specify the place, day and time of the meeting.

Attendance at Shareholders’ Meetings; Proxies and Votes by Mail

In general, all shareholders (subject to restrictions for holders of non-cumulative preference shares as set out above) who have properly registered their shares may participate in general meetings. Shareholders may attend, speak and vote in person or by proxy.

In order to attend or vote at any general meeting, a person must be entered on the register of members by the time, being not more than 48 hours before the meeting, specified in the notice of the general meeting (as described below under “–Quorum”).

A shareholder may appoint a proxy in writing or by electronic communication. The appointment of a proxy must be delivered to or received by us at the address specified for that purpose not later than 48 hours before the time appointed for the holding of the meeting. A proxy need not be a member of NatWest Group.

Quorum

The articles of association state that no business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present. A quorum for the purposes of a general meeting is five shareholders present in person and entitled to vote at the meeting.

If a quorum is not present at a general meeting within 15 minutes of the time appointed for the meeting (or such longer time not exceeding one hour as the chairman of the meeting may determine), the meeting shall be adjourned to either the day and time specified in the notice convening the meeting for such purpose or (if not specified) such time as the chairman of the meeting may determine. In the event of the latter, not less than seven days’ notice of the adjourned meeting (or such longer notice as may be required by statute) shall be given. If a quorum is not present at the adjourned meeting within 15 minutes of the time appointed, the members present in person or by proxy and entitled to vote at the meeting shall constitute a quorum.

Votes Required for Shareholder Action

An ordinary resolution must receive more than 50% of the votes cast to be passed. A special resolution must receive at least 75% of the votes cast in order to be passed.

Financial Statements and Other Communications with Shareholders

Not less than 21 days before the date of an annual general meeting, we must send a copy of every balance sheet and profit and loss account which is to be laid before a general meeting, and a copy of the Director’s and Auditors’ reports, to every member of NatWest Group and every person who is entitled to receive notice of the meeting. Alternatively, such persons can elect to receive only a copy of NatWest Group’s strategic report or can elect to view the aforementioned documents on our website.

Dividends

Subject to the provisions of the 2006 Act and Clause 123 of the Articles, we may, by ordinary resolution, declare dividends on ordinary shares save that no dividend shall be payable except out of profits available for distribution, or in excess of the amount recommended by the Board or in contravention of the special rights attaching to any share. Any dividend which has remained unclaimed for 12 years from the date of declaration shall be forfeited and shall revert to us.

We may cease sending dividend warrants and cheques by post or otherwise to a member if such instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish any new address or account of the registered holder. We may resume sending warrants and cheques if the holder requests such recommencement in writing.

default of such determination, as the Board shall determine. Subject to the provisions of the 2006 Act, we may issue shares which are, or at our option or the holder are liable, to be redeemed. Subject to the provisions of the 2006 Act and the Articles, unissued shares are at the disposal of the Board.

We may by ordinary resolution: increase our share capital; consolidate and divide all or any of our share capital into shares of larger amount than our existing shares; subject to the provisions of the 2006 Act, subdivide our shares, or any of them, into shares of smaller amount than is fixed by the Memorandum; or cancel any shares which have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the provisions of the 2006 Act, if at any time our capital is divided into different classes of shares, the rights attached to any class of shares may (unless further conditions are provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not we are being wound up, either with the consent in writing of the holders of three-quarters in-nominal value of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of holders of the shares of the class (but not otherwise). To any such separate general meeting the provision of the Articles relating to general meetings will apply, save that:

(i)	if at any adjourned meeting of such holders a quorum as defined above is not present, two people who hold shares of the class, or their proxies, are a quorum; and
(ii)

any such holder present in person or by proxy may demand a poll. The rights attaching to any class of shares having preferential rights are not, unless otherwise expressly provided by the terms of issue thereof, deemed to be varied by the creation or issue of further shares ranking, as regards participation in our profits or assets, pari passu therewith, but in no respect in priority thereto.

Pre-emption Rights

Under U.K. law, if we issue specific kinds of additional securities, current shareholders will have pre-emption rights to those securities on a pro rata basis.

The shareholders may, by way of a special resolution, grant authority to the directors to allot shares as if the pre-emption rights did not apply. This authority may be either specific or general and may not exceed a period of five years. If the directors wish to seek authority to disapply the pre-emption rights in relation to a specific allotment, the directors must produce a statement that is circulated to shareholders detailing their reasons for seeking the disapplication of such pre-emption rights.

Form, Holding and Transfer of Shares

Shares may be held in either certificated or uncertificated form.

Certificated Shares

Shares held in certificated form are evidenced by a certificate and a register of shareholders is maintained by our registrar. Any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or a form approved by the directors.

Title to certificated shares is evidenced by entry in the register of our members.

The directors may decline to register any transfer of a certificated share unless:

(i)	the instrument of transfer is lodged at the specified place and accompanied by the certificate for the shares to which it relates;
(ii)	the instrument of transfer is in respect of only one class of share; and
(iii)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

Uncertificated Shares

NatWest Group shares held in uncertificated form are held through CREST (computerised settlement system to facilitate the transfer of title to shares in uncertificated form operated by Euroclear UK).

Subject to any applicable restrictions in the articles of association, any member may transfer all or any of his uncertificated shares by means of a relevant system in the manner provided for in the Uncertificated Securities Regulations 2001 and the rules of the relevant system.

Title to uncertificated shares is evidenced by entry in the operator register maintained by Euroclear UK (which forms part of the register of our members).

The directors may decline to register the transfer of an uncertificated share in accordance with the Uncertificated Securities Regulations 2001, and, in the case of jointly held shares, where the share is to be transferred to more than four joint holders.

No fee is payable for the registration of transfers of either certificated of uncertificated shares, although there may be U.K. stamp duty and SDRT consequences.

Liquidation Rights

If NatWest Group is liquidated, the liquidator may, with the authority of a special resolution, divide among the members in specie or kind the whole or any part of the assets of NatWest Group. The liquidator may determine how such division is to be carried out as between members or classes of members. No member shall be compelled to accept any assets on which there is a liability.

Non-voting deferred shares

On a winding-up or other return of our capital, holders of non-voting deferred shares are entitled only to payment of the amounts paid up on the non-voting deferred shares, after repayment to the holders of ordinary shares of the nominal amount paid up on the ordinary shares held by them and payment of £100,000 on each ordinary share.

General

On our winding-up, the liquidator may, with the authority of any extraordinary resolution and any other sanction required by the Insolvency Act 1986 and subject to the rights attaching to any class of shares after payment of all liabilities, including the payment to holders of preference shares, divide amongst the members in specie or kind the whole or any part of our assets or vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members and may determine the scope and terms of those trusts. No member shall be compelled to accept any assets on which there is a liability.

Disclosure of Holdings Exceeding Certain Percentages

The Disclosure and Transparency Rules require each shareholder to notify us if the voting rights held by him (including by way of certain financial instrument) reaches, exceeds or falls below 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10% and each 1% threshold thereafter up to 100%. Under the Disclosure and Transparency Rules, certain voting rights in NatWest Group may be disregarded.

Pursuant to the 2006 Act, we may also send a notice to any person whom we know or believes to be interested in our shares requiring that person to confirm whether he has such an interest and if so details of that interest.

Under the articles of association and U.K. law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the “default shares”), the Directors may serve a restriction notice on such person. Such a restriction notice will state that the default shares and, if the Directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of NatWest Group.

In respect of a person with a 0.25% or more interest in our issued ordinary share capital, the Directors may direct in the restriction notice that, subject to certain exceptions, no transfers of shares held by such person (in certificated or uncertificated form) shall be registered and that any dividends or other payments on the shares shall be retained by us pending receipt by us of the information requested by the Directors.

Purchase of Shares by NatWest Group

Subject to U.K. law (which includes a requirement to obtain shareholder authority), and to any rights conferred on the holders of any class of shares and to any requirements imposed by the London Stock Exchange, we may purchase any of our own shares. The directors are not obliged to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or different classes.

Conversion

Convertible preference shares carry the right to convert into ordinary shares if they have not been the subject of a notice of redemption from us, on or before a specified date determined by the Directors. The right to convert will be exercisable by service of a conversion notice on us within a specified period. We will use reasonable endeavors to arrange the sale, on behalf of convertible preference shareholders who have submitted a conversion notice, of the ordinary shares which result from such conversion and to pay to them the proceeds of such sale so that they receive net proceeds equal to the nominal value of the convertible preference shares which were the subject of the conversion notice and any premium at which such shares were issued, provided that ordinary shares will not be sold at below a benchmark price (as determined prior to the issue of the relevant convertible preference shares by the Directors).

Lien and Forfeiture

We have a lien on every partly paid share for all amounts payable to us in respect of that share. The Directors may call any monies unpaid on shares and may sell shares on which calls or amounts payable under the terms of issues are not duly paid.

Ownership of Shares by Non-U.S. Persons

There are no provisions in the articles of association that restrict non-resident or foreign shareholders from holding NatWest Group shares or from exercising voting rights attaching to NatWest Group shares.

Untraceable Shareholders

We shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(i)

during a period of 12 years ending on date of advertising our intention to sell such shares at least three cash dividends in respect of such shares have become payable but all dividends or other moneys payable remain unclaimed;

(ii)

we have inserted advertisements in one daily newspaper with a national circulation in the United Kingdom, one Scottish daily newspaper and one newspaper circulating in the area of the last known address of the member or other person giving notice of our intention to sell the shares;

(iii)

during the period referred to in sub-paragraph (i) above and the period of three months following the publication of the advertisements referred to in sub-paragraph (ii) above, we receive no indication of the whereabouts or existence of the member or other person; and

(iv)	if the shares are listed on the London Stock Exchange, we give notice to the London Stock Exchange of its intention to sell the shares prior to publication of the advertisements.

The net proceeds of such sale shall belong to us, which shall be obliged to account to the former member or other person previously entitled to the shares for an amount equal to the proceeds as a creditor of NatWest Group.

ORDINARY SHARE AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as the depositary, will register and deliver ordinary share ADSs, each representing two NatWest Group plc ordinary shares (or a right to receive two NatWest Group plc ordinary shares) deposited with the London branch of The Bank of New York Mellon, as custodian. Each ordinary share ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s principal executive office and its corporate trust office at which the register will be administered is located at 240 Greenwich Street, New York 10286.

You may hold ordinary share ADSs either (i) directly (a) by having an ordinary share ADR, which is a certificate evidencing a specific number of ordinary share ADSs, registered in your name, or (b) by holding ordinary share ADSs in the Direct Registration System, or (ii) indirectly through your broker or other financial institution. If you hold ordinary share ADSs directly, you are an ordinary share ADS holder. This description assumes you hold your ordinary share ADSs directly. If you hold the ordinary share ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ordinary share ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and DTC participants.

As an ordinary share ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. United Kingdom law governs shareholder rights. The depositary will be the holder of the shares underlying your ordinary share ADSs. As a holder of ordinary share ADSs, you will have ordinary share ADS holder rights. The ordinary share ADS deposit agreement among NatWest Group plc, the depositary and you, as an ordinary share ADS holder, and the beneficial owners of ordinary share ADSs sets out ordinary share ADS holder rights as well as the rights and obligations of the depositary. New York law governs the ordinary share ADS deposit agreement and the ordinary share ADSs.

NatWest Group plc may from time to time request owners of ordinary share ADSs to provide information as to (a) the capacity in which such owners own or owned ordinary share ADSs, (b) the identity of any other persons then or previously having a beneficial interest in such ordinary share ADSs and the nature of such interest and various other matters and (c) any other matter where disclosure of such matter is required for compliance with applicable laws and regulations or the articles of association or similar document of NatWest Group plc. Each owner of ordinary share ADSs agrees to provide any information requested by NatWest Group plc or the depositary pursuant to the ordinary share ADS deposit agreement. Each holder consents to the disclosure by the depositary and the owner or any other holder through which it holds ADSs, directly or indirectly, of all information responsive to a request made pursuant to the deposit agreement relating to that holder that is known to that owner or other holder. The depositary agrees to comply with reasonable written instructions received from time to time from NatWest Group plc requesting that the depositary forward any such requests to the owners of ordinary share ADSs and to forward to NatWest Group plc any such requests received by the depositary.

The following is a summary of the material provisions of the ordinary share ADS deposit agreement. For more complete information, you should read the entire ordinary share ADS deposit agreement and the form of American depositary receipt.

Dividends and Other Distributions

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of NatWest Group plc ordinary shares your ordinary share ADSs represent.

●	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the NatWest Group plc ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the ordinary share ADS deposit agreement allows the depositary to distribute the foreign currency only to those ordinary share ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ordinary share ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid, will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
●	Shares. The depositary may distribute additional ordinary share ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ordinary share ADSs. It will sell shares which would require it to deliver a fractional ordinary share ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ordinary share ADSs, the outstanding ordinary share ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.
●	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may, after consultation with NatWest Group plc, make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ordinary share ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ordinary share ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ordinary share ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ordinary share ADSs described in this section except for changes needed to put the necessary restrictions in place.

●	Other Distributions. After consultation with NatWest Group plc to the extent practicable, the depositary will send to you anything else NatWest Group plc distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may, after consultation with NatWest Group plc to the extent practicable, decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ordinary share ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ordinary share ADSs) to you unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ordinary share ADS holders. We have no obligation to register ordinary share ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ordinary share ADSs, shares, rights or anything else to ordinary share ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for NatWest Group plc to make them available to you.

Deposit, Withdrawal and Cancellation

The depositary will deliver ordinary share ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees and including a U.K. SDRT charge on the value of the ordinary shares so deposited, the depositary will register the appropriate number of ordinary share ADSs in the names you request and will deliver the ordinary share ADSs to or upon the order of the person or persons that made the deposit.

You may surrender your ordinary share ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ordinary share ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

You may surrender your ordinary share ADR to the depositary for the purpose of exchanging your ordinary share ADR for uncertificated ordinary share ADSs. The depositary will cancel that ordinary share ADR and will send you a statement confirming that you are the owner of uncertificated ordinary share ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ordinary share ADSs requesting the exchange of uncertificated ordinary share ADSs for certificated ordinary share ADSs, the depositary will execute and deliver to you an ordinary share ADR evidencing those ordinary share ADSs.

Voting Rights

You may instruct the depositary to vote the number of deposited shares your ordinary share ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary.

Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

The depositary shall not vote or attempt to exercise the right to vote that attaches to the deposited shares other than in accordance with the instructions given by the owners and received by the depositary, subject to the laws of the United Kingdom and our articles of association.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible if they fail to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities (as defined in the ordinary share ADS deposit agreement), if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon and copies of materials to be made available to holders of shares in connection with the meeting not less than 45 days in advance of the meeting date.

Fees and Expenses

For:	Persons depositing or withdrawing shares must pay:
• Issuance of ordinary share ADSs, including issuances resulting from a distribution of shares or rights or other property	• $5.00 (or less) per 100 ordinary share ADSs (or portion of 100 ordinary share ADSs)
• Cancellation of ordinary share ADSs for the purpose of withdrawal, including if the ordinary share ADS deposit agreement terminates	• $5.00 (or less) per 100 ordinary share ADSs (or portion of 100 ordinary share ADSs)
• Any cash distribution to you	• $0.02 (or less) per ordinary share ADS
• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to holders	• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ordinary share ADSs
• Depositary services	• $0.02 (or less) per ordinary share ADSs per annum
• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares	• Registration or transfer fees
• Cable, telex and facsimile transmissions (when expressly provided in the ordinary share ADS deposit agreement)	• Expenses of the depositary
• Converting foreign currency to U.S. dollars	• Expenses of the depositary
• As necessary

•

Taxes and other governmental charges the depositary or the custodian have to pay on any ordinary share ADS or share underlying an ordinary share ADS, for example, stock transfer taxes, stamp duty or withholding taxes

• As necessary	• Any charges incurred by the depositary or its agents for servicing the deposited securities

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ordinary share ADSs or on the deposited securities represented by any of your ordinary share ADSs. The depositary may refuse to register any transfer of your ordinary share ADSs or allow you to withdraw the deposited securities represented by your ordinary share ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ordinary share ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ordinary share ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:

●	change the nominal or par value of our shares
●	reclassify, split up or consolidate any of the deposited securities
●	distribute securities on the shares that are not distributed to you
●	recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action then the cash, shares or other securities received by the depositary will become deposited securities. Each ordinary share ADS will automatically represent its equal share of the new deposited securities. The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ordinary share ADRs or ask you to surrender your outstanding ordinary share ADRs in exchange for new ordinary share ADRs identifying the new deposited securities.

Amendment and Termination

We may agree with the depositary to amend the ordinary share ADS deposit agreement and the ordinary share ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ordinary share ADS holders, it will not become effective for outstanding ordinary share ADSs until 30 days after the depositary notifies ordinary share ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ordinary share ADSs, to agree to the amendment and to be bound by the ordinary share ADRs and the ordinary share ADS deposit agreement as amended.

The depositary will terminate the ordinary share ADS deposit agreement at our direction by mailing notice of termination to the ordinary share ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the ordinary share ADS deposit agreement by mailing notice of termination to us and the ordinary share ADS holders then outstanding if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the ordinary share ADS deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ordinary share ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the ordinary share ADS deposit agreement for the pro rata benefit of the ordinary share ADS holders that have not surrendered their ordinary share ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

The ordinary share ADS deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the ordinary share ADS deposit agreement without negligence or bad faith;
●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the ordinary share ADS deposit agreement;
●	are not liable if we or it exercises, or fails to exercise, discretion permitted under the ordinary share ADS deposit agreement;
●	have no obligation to become involved in a lawsuit or other proceeding related to the ordinary share ADSs or the ordinary share ADS deposit agreement on your behalf or on behalf of any other person; and
●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the ordinary share ADS deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ordinary share ADS, make a distribution on an ordinary share ADS, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;
●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
●	compliance with regulations it may establish, from time to time, consistent with the ordinary share ADS deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ordinary share ADSs or register transfers of ordinary share ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your Ordinary Share ADRs

You have the right to cancel your ordinary share ADSs and withdraw the underlying shares at any time except:

●	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.
●	When you owe money to pay fees, taxes and similar charges.
●	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ordinary share ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the ordinary share ADS deposit agreement.

Direct Registration System

In the ordinary share ADS deposit agreement, all parties to the ordinary share ADS deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to ordinary share ADSs upon acceptance thereof to DRS by the DTC. DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and a DTC participant. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ordinary share ADS holder, to direct the depositary to register a transfer of those ordinary share ADSs to DTC or its nominee and to deliver those ordinary share ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ordinary share ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the ordinary share ADS deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ordinary share ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ordinary share ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the ordinary share ADS deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the ordinary share ADS deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

DEBT SECURITIES

Each series of notes listed on the New York Stock Exchange and set forth on the cover page to NatWest Group’s annual report on Form 20-F for the fiscal year ended December 31, 2021 has been issued by NatWest Group or by NatWest Markets plc (“NWM”) (formerly known as Royal Bank of Scotland plc) and guaranteed by NatWest Group. Each of these series of notes and related guarantees, as applicable, was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement (if applicable) setting forth the terms of the relevant series of notes and related guarantees, as applicable.

The following table sets forth the dates of the registration statements, dates of the base prospectuses and dates of issuance for each relevant series of notes (the “Notes”).

Series	Issuer	Registration Statement	Date of Base Prospectus	Date of Issuance
Dollar Perpetual Regulatory Tier 1 Securities	NWG	333-11104	June 5, 2001	August 13, 2001
6.125% Subordinated Tier 2 Notes due 2022	NWG	333-184147	September 28, 2012	December 4, 2012
6.000% Subordinated Tier 2 Notes due 2023	NWG	333-184147	September 28, 2012	December 19, 2013
6.100% Subordinated Tier 2 Notes due 2023	NWG	333-184147	September 28, 2012	June 10, 2013
Fixed-to-Fixed Reset Rates Subordinated Tier 2 Notes due 2029	NWG	333-222022	December 13, 2017	November 1, 2019
Fixed-to-Fixed Reset Rates Subordinated Tier 2 Notes due 2035	NWG	333-222022	December 13, 2017	August 25, 2020
3.875% Senior Notes due 2023	NWG	333-203157	March 31, 2015	September 12, 2016
3.498% Fixed Rate / Floating Rate Senior Notes due 2023	NWG	333-203157	March 31, 2015	May 15, 2017
2.359% Senior Callable Fixed-to-Fixed Reset Rate Green Notes due 2024	NWG	333-222022	December 13, 2017	May 19, 2020
4.519% Fixed Rate / Floating Rate Senior Notes due 2024	NWG	333-222022	December 13, 2017	June 25, 2018
4.269% Fixed Rate / Floating Rate Senior Notes due 2025	NWG	333-222022	December 13, 2017	March 22, 2019
3.073% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028	NWG	333-222022	December 13, 2017	May 19, 2020
5.076% Fixed Rate / Floating Rate Senior Notes due 2030	NWG	333-222022	December 13, 2017	September 27, 2018
4.445% Fixed Rate / Floating Rate Senior Notes due 2030	NWG	333-222022	December 13, 2017	May 8, 2019
Senior Floating Rate Notes due 2023	NWG	333-203157	March 31, 2015	May 15, 2017
Senior Floating Rate Notes due 2024	NWG	333-222022	December 13, 2017	June 25, 2018
5.125% Subordinated Tier 2 Notes due 2024	NWG	333-184147	September 28, 2012	May 28, 2014
4.892% Fixed Rate / Floating Rate Senior Notes due 2029	NWG	333-222022	December 13, 2017	May 18, 2018
1.642% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2027	NWG	333-251220	December 9, 2020	June 9, 2021

The following descriptions of our Notes are summaries and do not purport to be complete and are qualified in their entirety by the full terms of the Notes and the relevant indentures related thereto, which are available at www.sec.gov. The description sets out the general terms of the Notes contained in the base prospectus under which the Notes were issued, followed by a description for each series of Notes of the particular terms applicable to such series contained in the applicable prospectus supplement. To the extent language in the applicable prospectus supplement modifies the language in the applicable base prospectus or there is any inconsistency between the information in such base prospectus and the applicable prospectus supplement, then the term of that prospectus supplement governs. In this description, references to the “accompanying prospectus” refer to the relevant base prospectus for the Notes and references to the “accompanying prospectus supplement” refer to the relevant prospectus supplement for the Notes.

BASE PROSPECTUSES

A.	Base Prospectus dated June 5, 2001

Please refer to pages 33-42 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

B.	Base Prospectus dated September 28, 2012

Please refer to pages 51-62 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

C.	Base Prospectus dated March 31, 2015

Please refer to pages 63-77 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

D.	Base Prospectus dated December 13, 2017

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

E.	Base Prospectus dated December 9, 2020

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms that will apply to any senior debt securities and subordinated debt securities that may be offered by NatWest Group plc. Consequently, when we refer to “debt securities” in this prospectus, we mean the senior debt securities and the subordinated debt securities that may be issued by NatWest Group plc. The term “debt securities” does not include the “contingent convertible securities” described under “Description of Contingent Convertible Securities”.

Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement will summarize specific terms of your security and may contain additional terms of those debt securities to those described in this prospectus or terms that differ from those described in this prospectus. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your debt security. You should also read the indentures under which we will issue the debt securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Senior debt securities will be issued by NatWest Group plc under the senior debt indenture as supplemented by supplemental indentures as required. Subordinated debt securities will be issued by NatWest Group plc under the subordinated debt indenture as supplemented by supplemental indentures as required.

Each indenture is a contract between us and The Bank of New York Mellon, as trustee. The indentures are substantially identical, except for certain provisions such as those relating to subordination, which are included only in the subordinated debt indenture and may be included in any supplements thereto. None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

●	whether they are senior debt securities or subordinated debt securities;

●	with respect to the subordinated debt securities, whether the payment of interest can be deferred, whether the payment of principal can be deferred, the subordination terms, the redemption terms and the events of default applicable to each series of the subordinated debt securities;

●	their specific designation, authorized denomination and aggregate principal amount;

●	the price or prices at which they will be issued;

●	whether such debt securities will be dated debt securities with a specified maturity date or undated debt securities with no specified maturity date;

●	the annual interest rate or rates, or how to calculate the interest rate or rates;

●	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

●	the times and places at which any interest payments are payable;

●	the terms of any mandatory or optional redemption, including the amount of any premium;

●	any modifications or additions to the events of default with respect to the debt securities offered;

●	any provisions relating to conversion or exchange for other securities issued by us;

●	the currency or currencies in which they are denominated and in which we will make any payments;

●	any index used to determine the amount of any payments on the debt securities;

●	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•

whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments;

•	the terms of any mandatory or optional exchange; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate, a floating rate or a combination thereof. We will sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “ –Modification and Waiver” below.

If we issue senior debt securities designed to count towards the EU minimum requirements for own funds and eligible liabilities framework, the terms (including the events of default and redemption options) of those securities may differ from those described in this prospectus and will be set out in the relevant prospectus supplement.

If we issue subordinated debt securities that qualify as Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Payments

We will make any payments of interest and principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on a series of subordinated debt securities on any payment date, our obligation to make such payment shall be deferred and such failure to make a payment does not create a default under the applicable subordinated debt indenture. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will include a description of the subordination provisions that apply to the subordinated debt securities.

Unless the relevant prospectus supplement provides otherwise, in a winding-up or qualifying administration, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding-up, qualifying administration or otherwise, to the claims of all or any of our creditors, in the manner provided in the applicable subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding-up proceedings or a qualifying administration should occur, each holder of subordinated debt securities may recover less ratably than the holders of our unsubordinated liabilities (including holders of senior debt securities). If, in any winding-up or qualifying administration, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding-up or a qualifying administration in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up, liquidation or qualifying administration, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because NatWest Group plc is a holding company, its rights to participate in the assets of any subsidiary as a shareholder if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors.

Additional Amounts

All amounts to be paid by us on any series of debt securities will be paid without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

Unless otherwise specified in the relevant prospectus supplement, if deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing Jurisdiction, we will pay such additional amounts with respect to the principal of, premium, if any, and interest, if any, on any series of debt securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the debt securities of the particular series, after such deduction or withholding, shall equal the amounts of such payments which would have been payable in respect of such debt securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of the debt security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a debt security, or the collection of the payment on any debt security of the relevant series,

(ii) except in the case of a winding-up of us in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting (where presentation is required) the debt security for payment at the close of such 30 day period,

(iv) the holder or the beneficial owner of the relevant debt security or the payment on such debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v) the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement, or

(vi) any combination of subclauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to a payment on the debt security to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

As used in this “Additional Amounts” section, the term “payment” means, in the context of senior debt securities and subordinated debt securities, payments of principal of, premium, if any, and interest, if any, on such securities. Whenever in this prospectus or any prospectus supplement there is mentioned, in the context of senior debt securities or subordinated debt securities, the payment of the principal, premium, if any, or interest, if any, on, or in respect of, any such security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Redemption

Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the debt securities of any series as a whole upon (i) not less than five business days, and not more than 60 calendar days’ notice in respect of the senior debt securities, or (ii) not less than 30 days, and not more than 60 days’ notice in respect of our subordinated debt securities, to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, if any (including any deferred amounts in the case of subordinated debt securities), to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. Taxing Jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date specified in the terms of the debt securities:

•	in making any payments on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;
•

payments on the next payment date in respect of any of the series of debt securities would be treated as “distributions” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

•

on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

 In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent English counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, including any conditions to our right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•	the redemption price;

•	that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to debt securities.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender or by private agreement, if applicable law allows and if, in the case of the subordinated debt securities, certain other conditions which may be specified in the applicable prospectus supplement are satisfied. Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing U.K. Prudential Regulatory Authority (“PRA”) requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account unless, among other things, we give prior notice to the PRA and, in certain circumstances, it grants permission. The PRA may impose conditions on any redemption or repurchase all of which will be set out in the prospectus supplement and supplemental indenture with respect to any series of debt securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, we may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates of, or any premium payable upon the redemption of, any debt security;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;
•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below and described in the relevant prospectus supplement);

•

modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as those terms are defined under the heading “Event of Default and Defaults; Limitations of Remedies” below), as described in the relevant prospectus supplement, may require the non-objection from, or consent of, the PRA or its successor.

Events of Default and Defaults; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•

we do not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, we satisfy the trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Debt Security Event of Default if we act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•

either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee and the securities administrator, as the case may be, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name or and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and determined by the trustee. The trustee may also take any other action consistent with the direction that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against us, whether before or during our winding-up.

Subordinated Debt Securities Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities shall result if either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of amalgamation or reconstruction not involving our bankruptcy or insolvency).

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the applicable indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of accelerations and its consequences, but only if all Subordinated Debt Security Events of Default have been remedied or waived and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Securities Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indenture also separately provides for “Subordinated Debt Security Defaults”. The relevant prospectus supplement with respect to any series of subordinated debt securities shall set out what events, if any, shall be considered Subordinated Debt Security Defaults. The indenture permits the issuance of subordinated debt securities in one or more series and whether a Subordinated Debt Security Default has occurred is determined on a series-by-series basis.

Unless the relevant prospectus supplement provides otherwise, if a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for our winding-up, but the trustee may not declare the principal amount of any outstanding subordinated debt security due and payable. The relevant prospectus supplement will set forth further actions provided in the subordinated debt securities indenture relating to the rights of holders in connection with the occurrence of a Subordinated Debt Security Default, if any, that may be taken by the trustee upon the occurrence of a Subordinated Debt Security Default.

Unless the relevant prospectus supplement provides otherwise, by accepting a subordinated debt security each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the indenture (or between our obligations under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding-up.

Events of Default and Defaults - General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities and under the applicable indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that certain conditions are satisfied, including that under certain indentures we unconditionally guarantee the obligations of the subsidiary under the debt securities of that series. If we do and the other relevant conditions for such assumption are satisfied, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the U.K. Taxing Jurisdiction, rather than taxes imposed by the U.K. Taxing Jurisdiction. The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “–Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders of each series of subordinated debt securities will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

Until such time as any definitive securities are issued, there may, so long as any global securities in registered form representing the debt securities are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the debt securities, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the debt securities to the trustee shall be in writing to the trustee at its corporate trust office. While any of the debt securities are represented by a global securities in registered form, such notice may be given by any holder to the trustee through DTC in such manner as DTC may approve for this purpose.

The Trustees and Securities Administrator

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures with respect to the debt securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (the “TIA”). Subject to the provisions of the TIA, the trustees are under no obligation to exercise any of the powers vested in them by the indentures at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our debt securities. The Bank of New York Mellon is the depositary with respect to the ADSs representing certain of our preference shares.

Consent to Service of Process

We irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

The following is a summary of the general terms that will apply to any contingent convertible securities that may be offered by us.

Each time that we issue contingent convertible securities, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement will summarize specific terms of your security and may contain additional terms of those contingent convertible securities to those described in this prospectus or terms that differ from those described in this prospectus. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the contingent convertible securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your contingent convertible security. Contingent convertible securities will be issued by us under an indenture. The indenture is a contract between us and The Bank of New York Mellon, as trustee. The indenture does not limit our ability to incur additional indebtedness, including the issuance of further contingent convertible securities. You should also read the indenture and any related supplemental indenture establishing such contingent convertible securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

Contingent convertible securities means our subordinated convertible debt securities mandatorily convertible into our ordinary shares on the occurrence of certain events. The contingent convertible securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

We may issue contingent convertible securities in one or more series. The relevant prospectus supplement for any particular series of contingent convertible securities will describe the terms of the offered contingent convertible securities, including some or all of the following terms:

•	the specific designation, authorized denomination and aggregate principal amount of the contingent convertible securities;
•

whether such contingent convertible securities will be dated contingent convertible securities with a specified maturity date or undated contingent convertible securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;
•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;
•	whether the payment of interest can be deferred or cancelled, whether the payment of principal can be deferred and the subordination terms;
•	the price or prices at which they will be issued;

•

the terms on which the contingent convertible securities may or are required to convert into ordinary shares of NatWest Group plc and any specific terms relating to the conversion or exchange feature, including upon the occurrence of certain events relating to our financial condition;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;
•	the times and places at which any interest payments are payable;
•	the terms and conditions of any mandatory or optional redemption, including the amount of any premium;
•	any modifications or additions to the events of default with respect to the contingent convertible securities offered;
•	the terms and conditions, if any, under which we may elect to substitute or vary the terms of the contingent convertible securities;
•	the currency or currencies in which they are denominated and in which we will make any payments;
•	any index used to determine the amount of any payments on the contingent convertible securities;
•	any restrictions that apply to the offer, sale and delivery of the contingent convertible securities;
•

whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the contingent convertible securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the contingent convertible securities following those developments; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of contingent convertible securities.

Contingent convertible securities may bear interest at a fixed rate, a floating rate or a combination thereof. We may sell any contingent convertible securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of contingent convertible securities shall have no voting rights except those described under the heading “–Modification and Waiver” below, unless and until such contingent convertible securities are converted into our ordinary shares, in which case holders will have the voting rights described under “Description of Ordinary Shares–Share Capital–Voting Rights”.

If we issue subordinated contingent convertible securities that qualify as Additional Tier 1 or Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Payments

We will make any payments of interest and principal, on any particular series of contingent convertible securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement. The relevant prospectus supplement may provide that we are not obligated to make payments of principal or interest on any scheduled payment date, that interest payments may be cancelled or deemed cancelled, in whole or in part, and that any such cancellation or deemed cancellation will not create a default or an event of default under the contingent convertible securities indenture.

Subordination

Each contingent convertible security will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders of any series of contingent convertible securities will be subordinated as described in the relevant prospectus supplement with respect to such series. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent convertible securities relative to the debt and equity issued by us, including to what extent the contingent convertible securities may rank junior in right of payment to our other obligations or in any other manner.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Events of Default; Limitation of Remedies

Events of Default

The relevant prospectus supplement with respect to any series of contingent convertible securities shall set out what events, if any, shall be considered Events of Defaults and what remedies, if any, that may be available to holders. The indenture permits the issuance of contingent convertible securities in one or more series and whether an Event of Default, if applicable, has occurred is determined on a series-by-series basis.

If an Event of Default provided for in a supplemental indenture for any series of contingent convertible securities, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding contingent convertible securities of each series may declare the principal amount, together with accrued interest (if any) and Additional Amounts (if any), payable on such contingent convertible securities, of all the contingent convertible securities of that series to be due and payable immediately, by a notice in writing to us, and upon such declaration such amount shall become immediately due and payable. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding contingent convertible securities of the series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied or waived and all payments due, other than those due as a result of acceleration, have been made.

Unless the relevant prospectus supplement provides otherwise, by accepting a contingent convertible security, each holder and the trustee (acting on behalf of the holders) will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the contingent convertible security or the indenture (or between our obligations under or in respect of any contingent convertible security and any liability owed by a holder to us) that they (or the trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up.

Events of Default - General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding contingent convertible securities of any series may waive any past Event of Default with respect to the series, except an Event of Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any contingent convertible security or a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each contingent convertible securities of such series.

Upon any such waiver, such Event of Default will cease to exist, and any such Event of Default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereon.

Subject to the indenture provisions for the indemnification of the trustee and the provisions of any supplemental indenture establishing any series of contingent convertible securities, the holder or holders of a majority in aggregate principal amount of the outstanding contingent convertible securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any contingent convertible securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indenture provides that the trustee will, within 90 days after the occurrence of an Event of Default with respect to the contingent convertible securities of any series, give to each holder of the contingent convertible securities of the affected series notice of the Event of Default known to it, unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Additional Amounts

Unless otherwise specified in the relevant prospectus supplement, all amounts of principal, premium, if any, and interest, if any, on any series of contingent convertible securities will be paid by us without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

Unless otherwise specified in the relevant prospectus supplement, if deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing Jurisdiction, we will pay such additional amounts in respect of, payments of the principal amount of, premium, if any, and interest, if any, on any series of contingent convertible securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the contingent convertible securities, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, and interest, if any, which would have been payable in respect of such contingent convertible securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of the contingent convertible security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a contingent convertible security, or the collection of any payment of (or in respect of) principal of, premium, if any, or interest, if any, on any contingent convertible security of the relevant series,

(ii) except in the case of a winding-up of us in the United Kingdom, the relevant contingent convertible security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant contingent convertible security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting (where presentation is required) the contingent convertible security for payment at the close of such 30 day period,

(iv) the holder or the beneficial owner of the relevant contingent convertible security or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or interest, if any, on such contingent convertible security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (y) to make any declaration or other similar claim, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v) the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement, or

(vi) any combination of subclauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to a payment of principal of, premium, if any, or interest, if any, on the contingent convertible security to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever in this prospectus or any prospectus supplement there is mentioned, in any context, the payment of the principal of, premium, if any, or interest, if any, and any other payments on, or in respect of, any contingent convertible security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Limitation on Suits

No holder of contingent convertible securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of contingent convertible securities, before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a continuing Event of Default has occurred and remains uncured.
•

The holders of not less than 25% in outstanding principal amount of the contingent convertible securities of the relevant series must make a written request that the trustee institute proceedings because of the Event of Default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities incurred in connection with such request.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Notwithstanding any other provision of the contingent convertible indenture or the contingent convertible securities, the right of any holder of contingent convertible securities to receive payment of the principal of (and premium, if any, on), and interest on, the contingent convertible securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of contingent convertible securities without the consent of the holders of such contingent convertible securities. Other modifications and amendments may be made to the applicable indenture with the consent of not less than a majority in aggregate outstanding principal amount of the contingent convertible securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each contingent convertible security affected that would:

•	change the stated maturity, if any, of any principal amount of any contingent convertible security;
•	change the terms of any contingent convertible security to include a stated maturity date;
•	reduce the principal amount of, the interest rates of, or the payments with respect to any contingent convertible security, other than as permitted under the applicable indenture;
•	change our (or any successor’s) obligation to pay Additional Amounts;
•	change the currency of payment;
•

reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the applicable indenture;

•	impair the right to institute suit for the enforcement of any payment due and payable;
•

modify the subordination provisions or the terms of our obligations in respect of the payment of amounts due and payable on the contingent convertible securities in a manner adverse to the holders, in each case other than as permitted under the applicable indenture; or

•	modify the above requirements.

In addition to the permitted amendments described in the preceding paragraph, we and the trustee may amend or supplement the applicable indenture or the contingent convertible securities without the consent of any holders of the contingent convertible securities to conform the provisions of the applicable indenture to this “Description of Contingent Convertible Securities” section in this prospectus.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent convertible securities of any series, including modifications relating to the subordination or redemption provisions of such contingent convertible securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the contingent convertible securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the contingent convertible securities and under the applicable indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation (including, if and to the extent required at such time by the applicable regulatory capital rules, regulations or standards, the prior consent of the PRA), a holding company of us or any of our wholly-owned subsidiaries may assume our obligations under the contingent convertible securities of any series without the consent of any holder, provided that certain conditions are satisfied. If the conditions set out in the contingent convertible securities indenture are satisfied, all of our direct payment obligations under the contingent convertible securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the contingent convertible securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming holding company or wholly-owned subsidiary is organized or tax resident, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the U.K. Taxing Jurisdiction, rather than taxes imposed by the U.K. Taxing Jurisdiction. The holding company or wholly-owned subsidiary, as the case may be, that assumes our obligations will also be entitled to redeem the contingent convertible securities of the relevant series in the circumstances described in “–Redemption” above or in the supplemental indenture with respect to the particular series of contingent convertible securities.

An assumption of our obligations under the contingent convertible securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those contingent convertibles securities for new contingent convertible securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The contingent convertible securities and the indenture will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act, except that, as the indenture specifies, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders of each series of contingent convertible securities will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered contingent convertible securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indenture with respect to the contingent convertible securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (“TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of contingent convertible securities, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our contingent convertible securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing certain of our preference shares and our ordinary shares.

Consent to Service of Process

Under the indenture, we irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any contingent convertible securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

TIER 1 SECURITIES

A.Dollar Perpetual Regulatory Tier 1 Securities

Base Prospectus:

Please refer to pages 33-42 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 92-105 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

SUBORDINATED TIER 2 SECURITIES

A.6.125% Subordinated Tier 2 Notes due 2022

Base Prospectus:

Please refer to pages 51-62 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 104-111 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

B.6.000% Subordinated Tier 2 Notes due 2023

Base Prospectus:

Please refer to pages 51-62 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 112-119 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

C.6.100% Subordinated Tier 2 Notes due 2023

Base Prospectus:

Please refer to pages 51-62 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 120-127 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

D.5.125% Subordinated Tier 2 Notes due 2024

Base Prospectus:

Please refer to pages 51-62 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 128-136 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

E.3.754% Subordinated Tier 2 Notes due 2029

Base Prospectus:

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 137-147 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

F.	Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2035

Base Prospectus:

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 26-38 of Exhibit 2.4 of the 2020 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465921032442/a20-38587_8ex2d4.htm

SENIOR NOTES

A.3.875% Senior Notes due 2023

Base Prospectus:

Please refer to pages 63-77 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 155-159 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

B.3.498% Fixed Rate / Floating Rate Senior Notes due 2023 and Senior Floating Rate Notes due 2023

Base Prospectus:

Please refer to pages 63-77 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 160-169 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

C.2.359% Senior Callable Fixed-to-Fixed Reset Rate Green Notes due 2024 and 3.073% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028

Base Prospectus

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 40-50 of Exhibit 2.4 of the 2020 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465921032442/a20-38587_8ex2d4.htm

D.4.519% Fixed Rate / Floating Rate Senior Notes due 2024 and Senior Floating Rate Notes due 2024

Base Prospectus:

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 170-182 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

E.4.269% Fixed Rate / Floating Rate Senior Notes due 2025

Base Prospectus:

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 183-194 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

F.4.892% Fixed / Floating Rate Senior Notes due 2029

Base Prospectus:

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 195-206 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

G.4.445% Fixed / Floating Rate Senior Notes due 2030

Base Prospectus:

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 207-218 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

H.5.076% Fixed Rate / Floating Rate Senior Notes due 2030

Base Prospectus:

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 219-230 of Exhibit 2.5 of the 2019 Annual Report, available at
https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

I.1.642% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2027

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated December 9, 2020, set out on pages 15-25 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SENIOR SECURITIES

In this prospectus supplement, we refer to the $1,500,000,000 1.642% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2027 as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The Senior Notes will be issued in an aggregate principal amount of $1,500,000,000, and unless previously redeemed (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on June 14, 2027.

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Senior Notes will constitute a separate series of debt securities issued under the Indenture. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on June 14, 2021. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public and Issue Date of such Senior Notes, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Senior Notes, such additional notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, may constitute a single series of Senior Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Interest

The Senior Notes will bear interest from (and including) the date of issuance to (but excluding) June 14, 2026 (the “Reset Date”), at a rate of 1.642% per annum, and from (and including) the Reset Date to (but excluding) maturity (the “Reset Period”), at a rate per annum equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent on the Reset Determination Date (as defined herein), plus 0.900%. Interest on the Senior Notes will be paid semi-annually in arrear on June 14 and December 14 of each year (each, an “Interest Payment Date”), beginning on December 14, 2021, to (and including) maturity. The regular record dates for the Senior Notes will be the 15th day of each May and November of each year, whether or not a business day, immediately preceding the relevant Interest Payment Date.

The “Reset Determination Date” will be the second business day immediately preceding the Reset Date.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

All percentages resulting from any calculation of any interest rate on the Senior Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

If any scheduled Interest Payment Date is not a business day, we will pay interest on the next day that is a business day, but interest on such payment will not accrue during the period from and after such scheduled Interest Payment Date.

If the scheduled maturity date or date of redemption or repurchase (in the circumstances described in “—Tax Redemption”, “—Capital Disqualification Event”, “—Optional Redemption” and “—Repurchases” below) or repayment of the Senior Notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption, repurchase or repayment.

Determination of the U.S. Treasury Rate

The U.S. Treasury Rate shall be determined by the Calculation Agent.

“U.S. Treasury Rate” means, with respect to the Reset Date, the rate per annum equal to: (1) the average of the yields on actively traded

U.S. Treasury securities adjusted to constant maturity, for one-year maturities, for the five business days immediately prior to the Reset Determination Date and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the Reset Determination Date in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Issuer equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) at 5:00 p.m. (New York City time) on the Reset Determination Date on which such rate was set forth in such release (or any successor release).

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by the Issuer with a maturity date on or about the last day of the Reset Period and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Reset Date (calculated on the Reset Determination Date preceding the Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Issuer (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

Tax Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes in whole but not in part, at any time in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax and certain other limited circumstances. The circumstances in which we may redeem the

Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption.”

In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption. If we elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

Loss Absorption Disqualification Event Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes at our sole discretion, in whole but not in part, at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption, in the event we determine a Loss Absorption Disqualification Event has occurred and is continuing.

Before the publication of any notice of redemption pursuant to a Loss Absorption Disqualification Event, we shall deliver to the Trustee a certificate signed by two authorised signatories of NatWest Group plc stating that, in such signatories’ belief, the condition for redemption has occurred and is continuing as at the date of the certificate, and the Trustee is entitled to conclusively rely on and shall accept such certificate as sufficient evidence of such occurrence, in which event it shall be conclusive and binding on the holders of the Senior Notes.

For these purposes:

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if:

(i)

at the time that any Loss Absorption Regulation becomes effective, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to us and/or the Regulatory Group, on or after the issue date of the Senior Notes, the Senior Notes are or, in our opinion or in the opinion of the PRA are likely not to qualify in full towards our and/or the Regulatory Group’s

(A)	own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or
(ii)

as a result of any amendment to, or change in, or replacement of, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date of the Senior Notes, the Senior Notes are or, in our opinion or in the opinion of the PRA are likely to be, fully or partially excluded from our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations as applicable to us and/or the Regulatory Group; provided that in the case of (i) and (ii) above, a Loss Absorption Disqualification Event shall not occur where such exclusion of the Senior Notes is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the issue date of the Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes at our sole discretion, in whole but not in part, on June 14, 2026 (the “Optional Redemption Date”) at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption.

The Senior Notes will not be redeemable at the option of the holders at any time.

Notice of Redemption

If we elect to redeem the Senior Notes at our option on the Optional Redemption Date or due to the occurrence of a tax law change or a Loss Absorption Disqualification Event, we will give holders of the Senior Notes of not less than five (5) business days or more than 60 calendar days’ notice in accordance with “—Notices” below, and to the Trustee at least five (5) business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable but may be conditioned on the occurrence of any event or circumstance.

Any redemption notice will state:

•	the redemption date;
•	the redemption price;
•	that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;
•	the place or places at which each holder may obtain payment of the redemption price; and
•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Senior Notes.

If we have elected to redeem the Senior Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its U.K. Bail-in power in respect of the Senior Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Conditions to Redemption and Repurchase

Notwithstanding any other provision, we may only redeem the Senior Notes prior to the maturity date or repurchase the Senior Notes (and give notice thereof to the holders of Senior Notes in the case of redemption) if we have obtained the prior consent of the PRA, to the extent such consent is at the relevant time and in the relevant circumstances required (if at all) by the Loss Absorption Regulations or applicable laws or regulations in effect in the United Kingdom.

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of NatWest Group plc or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to NatWest Group plc or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (notwithstanding that the UK is no longer a member state of the European Union) and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us and the Group.

If we have elected to redeem the Senior Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power with respect to the Senior Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK authority shall not constitute a default or Event of Default under the terms of the Senior Notes or the Indenture.

In addition, by its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes:

(i)

acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)

to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes;

(iii)	agrees that, upon the exercise of any UK bail-in power by the relevant UK authority with respect to the Senior Notes,
a.

the Trustee shall not be required to take any further directions from holders of the notes under Section 5.12 (Control by Holders) of the Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the notes to direct certain actions relating to the notes, and

b.

the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority in respect of the Senior Notes, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(iv)

shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Upon the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes shall only result if:

•	a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or
•	an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Senior Notes. If an Event of Default with respect to Senior Notes occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of, and any accrued but unpaid interest on such Senior Notes to be due and payable immediately in accordance with the terms of the Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

There are no other circumstances in which holders of Senior Notes or the Trustee may accelerate amounts to be paid in respect of the Senior Notes.

Default

A “Default” with respect to the Senior Notes shall result if:

•	any installment of interest in respect of the Senior Notes is not paid on or before the relevant Interest Payment Date and such failure continues for 14 days; or
•	all or any part of the principal amount of the Senior Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for our winding up, but the Trustee may not declare the principal amount of any outstanding Senior Notes to be due and payable.

However and notwithstanding any other provisions, a failure to make any payment on the Senior Notes shall not be a Default if it is withheld or refused, upon independent counsel’s advice delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Senior Notes whether in connection with any breach by us of our obligations under the Senior Notes, the Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Senior Notes whether for the recovery of amounts owing in respect of such Senior Notes or under the Indenture or in respect of any breach by us of our obligations under the Indenture or in respect of the Senior Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Senior Notes are subject to the ranking provisions set forth in the Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

The provisions described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus do not apply to the Senior Notes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Senior Notes for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required (“Additional Amounts”). For more information on Additional Amounts and the situations in which we must pay Additional Amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Whenever in this prospectus supplement there is mentioned, in the context of the Senior Notes, the payment of the principal, premium, if any, or interest on or in respect of any Senior Note, such mention shall be deemed to include mention of the payment of Additional Amounts referred to above and further described under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the Indenture and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

In addition to the exceptions to our gross-up obligations set forth in the accompanying prospectus, we will not pay Additional Amounts in respect of any withholding or deduction required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any U.S. Treasury regulation issued under FATCA or any official interpretations or guidance issued with respect thereto, any agreement with the U.S. Treasury entered into in connection with FATCA, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation, or other official interpretation or guidance enacted, promulgated or issued in any jurisdiction to implement such an intergovernmental agreement.

Noteholder’s Waiver of Right to Set-Off

By acquiring a Senior Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of such holders) against us are discharged by set-off, such holder (or the Trustee acting on behalf of such holders) will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding-up, liquidation or administration, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount on trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Trustee; Direction of Trustee

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes.

By its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Base Indenture nor the Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail- in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

See “—Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

Notices

All notices regarding the Senior Notes will be deemed to be validly given if sent by first-class mail to the holders of the Senior Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Senior Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Senior Notes, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Senior Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Senior Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

Subsequent Holders’ Agreement

Holders of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the UK bail-in power.

Governing Law

The Senior Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.